SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934




Date of Report:  October 15, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


       0-18728                                            043047911
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(Commission File Number)                       (IRS Employer Identification No.)


One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts         02173
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 (Address of principal executive offices)                             (Zip Code)


Registrant's telephone no. including area code:  (617) 861-8444
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ITEM 5.  OTHER EVENTS
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         Interneuron  Pharmaceuticals,  Inc. (the "Company") has been named as a defendant in a lawsuit filed in the United States District Court for the District of Massachusetts by an alleged purchaser of the Company's common stock. The plaintiff, Peter Cusmano, claims to have purchased 250 shares of the Company's Common Stock on July 16, 1997 and another 150 shares on August 28, 1997. The purported class action complaint alleges, among other things, that the
Company  publicly  disseminated   materially  false  and  misleading  statements
concerning the prospects and safety of Redux(TM), resulting in the artificial inflation of the Company's common stock price during the period of March 1, 1997 through September 12, 1997, in violation of the federal securities laws. The complaint,which also names as defendants certain of the Company's officers and directors, seeks unspecified monetary damages on behalf of purchasers of the Company's common stock during the specified period. The Company believes it has meritorious defenses and intends to vigorously defend against this and any similar future lawsuits.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERNEURON PHARMACEUTICALS INC.


                                        By: /s/ Glenn L. Cooper
                                           -----------------------------
                                           Glenn L. Cooper, M.D.
                                           President and Chief Executive Officer

Dated:  October 15, 1997

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